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                                                                     EXHIBIT 1.2

                             CERTIFICATE OF MERGER

                                      OF

                         MORNING STAR MULTIMEDIA, INC.
                            (SURVIVING CORPORATION)

                                      AND

                     MORNING STAR ACQUISITION CORPORATION
                             (MERGED CORPORATION)

                        (PURSUANT TO N.J.S. 14A:10-4.1)

                           DATED: DECEMBER   , 1996

     The undersigned corporations, having adopted an Agreement and Plan of Reorganization and Merger pursuant to N.J.S. 14A:10-1, which Agreement and Plan of Merger provides for the merger (the "Merger") of Morning Star Acquisition Corporation, a New Jersey corporation, with and into Morning Star Multimedia, Inc., a New Jersey corporation, hereby certify as follows:

     1. The name of the surviving corporation is MORNING STAR MULTIMEDIA, INC. ("Morning Star"). The name of the merged corporation is MORNING STAR ACQUISITION CORPORATION ("Acquisition").

     2. The Agreement and Plan of Reorganization and Merger, pursuant to which the Merger will be effected, is attached hereto as Exhibit A (the "Agreement").

     3. The Agreement was approved by the shareholders of Morning Star on December 27, 1996.

     4. The number of shares of common stock of Morning Star entitled to vote on the Agreement was 100. Approval of the Agreement by the shareholders of Morning Star was given without a meeting by written consent pursuant to N.J.S. 14A:5-6. The number of shares represented by the consent was 100.

     5. The Agreement was approved by the sole shareholder of Acquisition on December 27, 1996.

     6. The number of shares of common stock of Acquisition entitled to vote on the Agreement was 100. Approval of the Agreement by the sole shareholder of Acquisition was given without a meeting by written consent pursuant to N.J.S. 14A:5-6. The number of shares represented by the consent was 100.
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     IN WITNESS WHEREOF, each of the undersigned corporations has caused this
Certificate of Merger to be executed on its behalf by its duly authorized officer as of the date first written above.

                                  MORNING STAR MULTIMEDIA, INC.

                                  By:  /s/ DANIEL J. KITCHEN
                                       -------------------------------
                                       Name:  Daniel J. Kitchen
                                       Title: President

                                  MORNING STAR ACQUISITION CORPORATION

                                  By:  /s/ JESSICA L. STEVENS
                                       -------------------------------
                                       Name:  Jessica L. Stevens
                                       Title: President


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